ImmuCell Corporation

EXHIBIT 5.1

OPINION OF PIERCE ATWOOD LLP

November 5, 2015

ImmuCell Corporation

56 Evergreen Drive

Portland, ME 04103

RE:	Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-207635)

This opinion is furnished to you in connection with the Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-207635) (as amended from time to time, and including the form of prospectus contained therein and any prospectus supplement thereto, the “Registration Statement”) being filed by ImmuCell Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the following securities of the Company, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $10,000,000:

(i)          common stock (“Common Stock”) and rights (“Rights”) issuable in respect of shares of Common Stock pursuant to the Company’s Common Stock Rights Plan (the “Plan”), as amended;

(ii)         warrants to purchase Common Stock (the “Warrants”); and

(iii)        units comprised of Common Stock, Warrants or a combination thereof (“Units”)

The Common Stock, Rights, Warrants and Units are hereinafter collectively referred to as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements thereto (each, a “Prospectus Supplement”).

The Securities may be issued pursuant to one or more underwriting agreements, purchase agreements, subscription agreements or similar agreements between the Company and the underwriters or purchasers to be named in such agreements (collectively, the “Purchase Agreements”). The Warrants, either individually or in combination with Common Stock, may be issued under a separate warrant agency agreement (a “Warrant Agreement”) to be entered into between the Company and one or more entities acting as warrant agent. The Units may be issued under a unit agreement (the “Unit Agreement) between the Company and a unit agent to be specified therein. The Warrant Agreement, the Unit Agreement and any Purchase Agreement are referred to herein collectively as “Related Agreements”.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and such laws and regulations, as we have deemed necessary for purposes of rendering the opinions set forth herein.

In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of such later documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable.

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Our opinions expressed herein are based on the following assumptions:

(a)          at or prior to the time of the delivery of the Securities, the Registration Statement, including all necessary post-effective amendments, will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded;

(b)          an appropriate Prospectus Supplement with respect to any offered Securities will have been prepared and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

(c)          the Securities will be offered, issued and sold in compliance with applicable United States Federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement with respect to the Securities to be offered in the future;

(d)          if the offered Securities are to be sold pursuant to a definitive Purchase Agreement, such agreement will have been duly authorized, executed and delivered by the Company and the other parties thereto;

(e)          at the time of any offering or sale of any Warrants or Units including Warrants and, as of the date of issuance, of any Common Stock issuable upon exercise of any Warrants or pursuant to any Rights there will be sufficient Common Stock authorized and unissued under the Company’s then operative constating documents and not otherwise reserved for issuance;

(f)          at the time of issuance and sale of any Common Stock, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that prior to any offering and sale of Common Stock or Warrants, the Company’s board of directors (“Board”) will duly authorize the price at which Common Stock is to be issued and sold;

(g)          any Common Stock issuable upon exercise of offered Warrants or upon exercise of any Rights will have been duly authorized, created and reserved for issuance upon such exercise;

(h)          at the time of the issuance of any Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation and has the necessary corporate power and authority to issue such Securities and to execute and deliver any applicable Related Agreement;

(i)          any applicable Related Agreement will have been duly authorized, executed and delivered by the parties thereto (other than the Company), as applicable, and will constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with its terms;

(j)          the terms of the offered Securities and of their issuance and sale have been duly established in conformity with the Company’s constating documents, so as not to violate any applicable law or Related Agreement, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the parties (other than the Company) to a Related Agreement, as applicable;

(k)          the Board will have taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board in form and content as required by applicable law, to approve the issuance and terms of the offered Securities, the consideration to be received therefor, the applicable Related Agreements, if any, and the execution thereof, and related matters (the “Authorization”);

(l)          the Company will have received the agreed upon consideration for the issuance of the offered Securities and such Securities will have been delivered by or on behalf of the Company against payment therefor; and

(m)        the offered Securities will have been duly authorized, established, certified, executed, delivered, countersigned and registered, as applicable, in accordance with the provisions of the Company’s constating documents, applicable law, applicable Related Agreements, if any, and the Authorization.

We express no opinion with respect to the applicability of any law other than the state laws of the State of Delaware, the state laws of the State of New York (insofar as the Warrants are governed by New York law) and United States Federal laws. To the extent that any applicable document states that it is governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Maine. We are expressing no opinion herein as to the application of or compliance with any federal or state law or regulation to the power, authority or competence of any party to any Related Agreements other than the Company.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (b) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (c) duties and standards imposed on creditors or parties to contract, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (d) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to herein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any such defenses may be subject to the discretion of a court.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (f) any provision of any agreement requiring the payment of interest on overdue interest, (g) which provides that the terms of any agreement may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.          When the terms of the issuance and sale of the Common Stock (alone or as part of a Unit or Units) have been duly authorized by the Company, and the Common Stock has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable Prospectus Supplement, the Common Stock will be validly issued, fully paid and non-assessable.

2.          When the terms of the Warrants (alone or as part of a Unit or Units) and of their issuance and sale have been duly authorized by the Company, the applicable Warrant Agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable Warrant Agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company.

3.           With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance, execution and terms of any Units, the related Unit Agreements and any securities which are components of the Units, the terms of the offering thereof and related matters, and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units, the Unit Agreements, and the Securities that are components of such Units, in each case upon the payment of the consideration therefor provided for in the applicable Purchase Agreement approved by the Board, and otherwise in accordance with the provisions of the applicable Warrant Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements.

4.           With respect to the Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of any Rights, and (b) execution, issuance and delivery of the Rights in accordance with the Plan, such Rights will be validly issued and will entitle the holders thereof to the rights specified in the Rights and the Plan.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted or relied upon by any other person or entity, for any purpose, without our prior written content. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

PIERCE ATWOOD LLP

By:	/s/ David J. Champoux
David J. Champoux

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